UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 24, 2006

                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                   001-11001                   06-0619596
         --------                   ---------                 --------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
of incorporation)                   File Number)             Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
              (Registrant's Telephone Number, Including Area Code)

                           No Change Since Last Report
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written  communications pursuant to Rule  425 under the Securities  Act (17
     CFR 230.425)

[  ] Soliciting material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition
               ---------------------------------------------

               On February 24, 2006, Citizens Communications Company, issued a press release. A copy of the press release is attached hereto as
               Exhibit 99.1.

               The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


Item 9.01      Financial Statements and Exhibits
               ---------------------------------

               (c) Exhibits:

               99.1 Press Release of Citizens Communications Company released February 24, 2006 announcing 2005 4th Quarter Results.

                                    Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)



                           By:  /s/  Jerry Elliott
                                --------------------------
                                Jerry Elliott
                                President and Acting
                                Chief Financial Officer


Date:  February 24, 2006

                                          Exhibit 99.1

                                          Citizens Communications
                                          3 High Ridge Park
                                          Stamford, CT 06905
                                          203.614.5600
                                          Web site: www.czn.net
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:

Contact:
Michael Bromley
203.614.5218
mbromley@czn.com



          Citizens Communications Reports 2005 Fourth-Quarter Results;
            Announces New Stock Buyback and Debt Retirement Programs;
                           Declares Quarterly Dividend

Stamford, Conn., February 24, 2006 -- Citizens Communications (NYSE:CZN) today reported fourth quarter 2005 revenues of $556.1 million; operating income of $173.2 million; and net income of $76.8 million.

Fourth quarter 2005 revenue from the company's Frontier operations increased 2.7 percent to $513.7 million from $500.4 million in the fourth quarter of 2004. The increase is due primarily to growth in data and enhanced service revenues and higher access service revenues (which includes subsidy payments we receive from federal and state agencies). Data service revenues increased 30.3 percent compared to the fourth quarter of 2004 and high margin enhanced service revenues increased 3.0 percent from the fourth quarter of 2004. During the fourth quarter of 2005, we recognized approximately $10.0 million of additional Universal Service Fund (USF) subsidy revenue because of a missed filing deadline with the USF during the third quarter of 2005.

The company added 21,200 high-speed internet customers during the quarter and had 311,400 high-speed data subscribers at December 31, 2005. The number of the company's high-speed internet subscribers has increased by more than 99,000 or
46.7 percent from a year ago.

Frontier operating income for the fourth quarter of 2005 was $165.0 million and operating income margin was 32.1 percent, compared to $138.0 million and 27.6 percent in the fourth quarter of 2004. Capital expenditures for the Frontier operations were $90.0 million for the fourth quarter of 2005.

Free cash flow was $123.9 million during the fourth quarter and increased 9.2 percent to $545.2 million for the full year. The company's dividend represents a payout of 62.1 percent of 2005 free cash flow.

During the fourth quarter, the company bought 6,119,000 shares of its common stock at a total cost of $78.0 million and completed its $250.0 million authorized share repurchase program. Under this program, the company repurchased a total of 18,775,000 shares of common stock.

                                    --MORE --

The company's Board of Directors has authorized new share repurchase and debt retirement programs. Under the new programs, up to $300.0 million of common stock may be repurchased over the next 12 months and up to $150.0 million of debt may be retired prior to maturity over the next 12 months. The new stock repurchase program, in combination with the 2005 program, will result in the retirement of almost 13 percent of the company's common stock. The new debt retirement program is in addition to the previously announced repayment of $228.0 million of debt that matures in 2006 and $49.0 million of debt that will be repaid in 2007. The combination of the previously announced debt repayments and the new debt retirement program total $427.0 million of debt that may be repaid during 2006 and 2007 and will result in a reduction of 11 percent of the company's debt.

The company expects to receive approximately $64.6 million in cash upon the liquidation of the Rural Telephone Bank during the second quarter of 2006. In addition, the previously announced sale of Electric Lightwave, LLC (ELI) for $247.0 million (including $243.0 million in cash) is expected to close during the third quarter of 2006.

The company expects to produce during 2006 between $500.0 million and $525.0 million of free cash flow assuming that the sale of ELI closes during the third quarter of 2006. This estimate of free cash flow does not take into account the effect of the new debt retirement program announced today.

The company's next regular quarterly cash dividend of $0.25 per share will be paid on March 31, 2006 to shareholders of record on March 9, 2006. The company expects that dividends paid to stockholders in 2006 will be treated as dividends for federal income tax purposes. Shareholders are encouraged to consult with their tax advisors.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

                                   --MORE --

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.



About Citizens Communications
More information about Citizens can be found at www.czn.net.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to effectively manage our operations, costs and capital spending; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; changes in the number of our revenue generating units; general and local economic and employment conditions; the effects of ongoing changes in the regulation of the communications industry; overall changes in the telecommunications market; and greater than anticipated competition from wireless or wireline carriers. In addition, we may be unable to implement some of our current business initiatives if we fail to recognize the benefits we expect to receive from certain transactions, including but not limited to, the anticipated sale of ELI and the liquidation of Rural Telephone Bank. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.




                                       ###





TABLES TO FOLLOW


                         Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)

                                                          For the quarter ended                 For the year ended
                                                              December 31,          %               December 31,             %
                                                        -----------------------               ---------------------------
(Amounts in thousands - except per-share amounts)         2005         2004       Change         2005           2004       Change
                                                        ----------------------------------    -------------------------------------

Income Statement Data (2)
  Revenue (3)                                           $ 556,112    $ 539,127         3%      $2,162,479     $2,168,422        0%
  Cost of services (exclusive of depreciation and
     amortization)                                         49,725       47,023         6%         195,491        198,938       -2%
  Other operating expenses                                201,201      203,877        -1%         809,753        820,976       -1%
  Management succession and strategic alternatives
     expenses (4)                                             -            -            -             -           90,632     -100%
  Stock based compensation                                  1,994        3,204       -38%           8,427         10,963      -23%
  Depreciation and amortization                           129,969      142,617        -9%         541,959        570,808       -5%
  Operating income                                        173,223      142,406        22%         606,849        476,105       27%
  Investment and other income (loss)                        3,813      (36,592)      110%          16,562        (19,743)     184%
  Interest expense (includes interest on convertible
     debt)                                                 85,807       92,725        -7%         338,903        379,021      -11%
  Income tax expense (benefit)                             14,448       (2,447)      690%          84,340         10,422      709%
Income from discontinued operations, net of tax                 -        1,244      -100%           2,207          5,231      -58%
Net income attributable to common shareholders             76,781       16,780       358%         202,375         72,150      180%

Weighted average shares outstanding                       331,180      335,143        -1%         337,065        303,989       11%

Basic net income per share attributable to common
  shareholders (5)                                      $    0.23    $    0.05       360%      $     0.60     $     0.24      150%

Other Financial Data
Total capital expenditures                              $  92,999    $  75,024        24%      $  268,459     $  275,204       -2%
Free cash flow (6)                                        123,904      127,575        -3%         545,162        499,184        9%

(1) Our conferencing business was sold on March 15, 2005. Prior periods have been restated to present our conferencing business as discontinued operations.
(2) Our Vermont distribution facilities were sold on April 1, 2004. This sale affects the comparability of data presented.
(3) Revenue for the year ended December 31, 2004 includes $9,735 of revenue from electric operations sold.
(4) Includes $36,618 related to stock based compensation expense for the twelve months ended December 31, 2004.
(5)  Calculated based on weighted average shares outstanding.
(6) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.


                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)

                                                         For the quarter ended                    For the year ended
                                                             December 31,             %               December 31,             %
                                                      ---------------------------               --------------------------
(Dollars in thousands, except operating data)            2005            2004       Change         2005           2004       Change
                                                      --------------------------------------    ------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Access services                                    $ 168,529      $ 159,797         5%      $ 623,918     $  634,196        -2%
     Local services                                       205,434        210,719        -3%        829,801        851,177        -3%
     Long distance services                                40,405         44,657       -10%        169,496        183,623        -8%
     Data and internet services                            48,220         37,020        30%        175,026        138,231        27%
     Directory services                                    28,226         27,636         2%        113,092        110,623         2%
     Other                                                 22,914         20,545        12%         91,985         84,807         8%
        ILEC revenue                                      513,728        500,374         3%      2,003,318      2,002,657         0%
     Electric Lightwave                                    42,384         38,753         9%        159,161        156,030         2%
Total revenue                                             556,112        539,127         3%      2,162,479      2,158,687         0%

Expenses
     Network access expense                                49,725         47,023         6%        195,491        193,415         1%
     Other operating expenses                             201,201        203,075        -1%        809,753        813,630         0%
     Management succession and strategic alternatives
       expenses                                               -              -            -            -           90,632      -100%
     Stock based compensation                               1,994          3,204       -38%          8,427         10,963       -23%
     Depreciation and amortization                        129,969        142,617        -9%        541,959        570,808        -5%
Total expenses                                            382,889        395,919        -3%      1,555,630      1,679,448        -7%

Operating Income
     ILEC                                               $ 164,954      $ 137,979        20%      $ 588,543     $  468,889        26%
     ELI                                                    8,269          5,229        58%         18,306         10,350        77%

Other Financial and Operating Data
     ILEC capital expenditures                          $  89,987      $  71,259        26%      $ 252,213     $  263,193        -4%
     ELI capital expenditures                               2,965          3,578       -17%         16,099         11,644        38%
     ILEC depreciation and amortization                   123,790        136,457        -9%        516,982        546,747        -5%
     ELI depreciation and amortization                      6,179          6,160         0%         24,977         24,061         4%


     ILEC access lines                                  2,218,570      2,320,772        -4%      2,218,570      2,320,772        -4%
     High-speed internet subscribers                      311,416        212,277        47%        311,416        212,277        47%
     ILEC switched access minutes of use (in millions)      2,705          2,895        -7%         11,225         11,785        -5%
     ILEC average monthly revenue per average RGU (2)   $   67.60      $   65.85         3%      $   65.93     $    66.23         0%

(1)  See footnote (1) on the first page.
(2)  RGUs are access lines plus high-speed internet subscribers.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                For the quarter ended                          For the year ended
                                                     December 31,               %                  December 31,                %
                                            ------------------------------                 -------------------------------
(Dollars in thousands)                          2005             2004         Change           2005            2004        Change
                                            -------------------------------------------    -----------------------------------------

GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                              $ -           $  -              -          $ -           $ 9,735       -100%
Gas, electric energy and fuel oil purchased            -              -              -            -             5,523       -100%
Other operating expenses                               -              802        -100%            -             7,346       -100%
Operating income (loss)                                -             (802)        100%            -            (3,134)       100%

(1)  See footnote (2) on the first page.

                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)
                                                            December 31, 2005      December 31, 2004
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   265,775           $   163,759
    Accounts receivable and other current assets                        276,320               282,999
    Assets of discontinued operations                                       -                  24,122
                                                           ---------------------  --------------------
      Total current assets                                              542,095               470,880

Property, plant and equipment, net                                    3,186,465             3,335,850

Other long-term assets                                                2,683,549             2,861,689
                                                           ---------------------  --------------------
           Total assets                                             $ 6,412,109           $ 6,668,419
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------

Current liabilities:
    Long-term debt due within one year                              $   227,734           $     6,380
    Accounts payable and other current liabilities                      388,908               410,405
    Liabilities of discontinued operations                                  -                     735
                                                           ---------------------  --------------------
      Total current liabilities                                         616,642               417,520

Deferred income taxes and other liabilities                             754,282               621,661
Long-term debt                                                        3,999,376             4,266,998
Shareholders' equity                                                  1,041,809             1,362,240
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 6,412,109           $ 6,668,419
                                                           =====================  ====================


(1) See footnote (1) on the first page.



                Citizens Communications Company
           Condensed Consolidated Cash Flow Data (1)
                          (unaudited)

(Amounts in thousands)
                                                                    For the year ended December 31,
                                                                 -------------------------------------
                                                                        2005                2004
                                                                 -----------------    ----------------

Cash flows provided by (used in) operating activities:
Net income                                                            $ 202,375           $  72,150
     Deduct: Gain on sale of discontinued operations                     (1,167)                -
     Income from discontinued operations                                 (1,040)             (5,231)
Adjustments to reconcile income to net cash provided by
  operating activities:
     Depreciation and amortization                                      541,959             570,808
     Gain on expiration/settlement of customer advances                    (681)            (25,345)
     Loss on debt exchange                                                3,175                 -
     Stock based compensation                                             8,427              47,581
     Other                                                               91,169              51,474
                                                                 ---------------     ---------------
Net cash provided by operating activities                               844,217             711,437

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses              24,195              30,959
     Proceeds from sale of discontinued operations                       43,565                 -
     Securities sold                                                      1,112              26,514
     Capital expenditures                                              (268,459)           (275,204)
     Other assets (purchased) distributions received, net                 5,724             (28,110)
                                                                 ---------------     ---------------
Net cash used by investing activities                                  (193,863)           (245,841)

Cash flows from financing activities:
     Long-term debt borrowings                                              -               700,000
     Debt issuance costs                                                    -               (15,502)
     Long-term debt payments                                             (6,433)         (1,214,018)
     Premiums paid to retire debt                                           -               (66,480)
     Issuance of common stock                                            47,550             544,562
     Dividends paid                                                    (338,364)           (832,768)
     Shares repurchased                                                (250,000)                  -
     Other                                                               (1,662)             (2,089)
                                                                 ---------------     ---------------
Net cash used by financing activities                                  (548,909)           (886,295)

Cash flows of discontinued operations
     Operating cash flows                                                   578               1,361
     Investing cash flows                                                    (7)               (571)
     Financing cash flows                                                 -                      (3)
                                                                 ---------------     ---------------
                                                                            571                 787

Increase (decrease) in cash and cash equivalents                        102,016            (419,912)
Cash and cash equivalents at January 1,                                 163,759             583,671
                                                                 ---------------     ---------------

Cash and cash equivalents at December 31,                             $ 265,775           $ 163,759
                                                                 ===============     ===============

Cash paid during the period for:
     Interest                                                         $ 318,638           $ 370,128
     Income taxes (refunds)                                           $   4,711           $  (4,901)

(1)  See footnote (1) on the first page.



                                                                                                                         Schedule A
     Reconciliation of Non-GAAP Financial Measures (1)
     (unaudited)
                                                              For the quarter ended December 31,    For the year ended December 31,
                                                            ------------------------------------------------------------------------
      (Amounts in thousands)                                      2005               2004                2005               2004
                                                            ----------------   ----------------   ----------------   ---------------

     Net Income to Free Cash Flow; Net Cash Provided by
     --------------------------------------------------
      Operating Activities
      --------------------

     Net income                                                 $  76,781          $  16,780          $ 202,375         $  72,150

      Add back:
         Depreciation and amortization                            129,969            142,617            541,959           570,808

         Income tax expense (benefit)                              14,448             (2,447)            84,340            10,422

         Management succession and strategic alternatives
           expenses                                                   -                  -                  -              90,632

         Stock based compensation                                   1,994              3,204              8,427            10,963

     Subtract:
         Cash paid (refunded) for income taxes                      2,476             (7,097)             4,711            (4,901)

         Gain on sale of discontinued operations                      -                  -                1,040               -

         Income from discontinued operations                          -                1,244              1,167             5,231

         Investment and other income (loss)                         3,813            (36,592)            16,562           (19,743)

         Capital expenditures                                      92,999             75,024            268,459           275,204

                                                            --------------    ---------------     --------------   ---------------
     Free cash flow                                               123,904            127,575            545,162           499,184

      Add back:
         Deferred income taxes                                     44,405              8,893            100,636            24,016

         Non-cash (gains)/losses, net                              14,439             64,413             30,910           108,992

         Investment and other income (loss)                         3,813            (36,592)            16,562           (19,743)

         Cash paid (refunded) for income taxes                      2,476             (7,097)             4,711            (4,901)

         Capital expenditures                                      92,999             75,024            268,459           275,204

     Subtract:
         Changes in current assets and liabilities                 25,722             56,920             29,456            59,298

         Income tax expense (benefit)                              14,448             (2,447)            84,340            10,422

         Management succession and strategic alternatives
           expenses                                                   -                  -                  -              90,632

         Stock based compensation                                   1,994              3,204              8,427            10,963

                                                            --------------    ---------------     --------------   ---------------
     Net cash provided by operating activities                  $ 239,872          $ 174,539          $ 844,217         $ 711,437
                                                            ==============    ===============     ==============   ===============

(1)  See footnote (1) on the first page.

